                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
                            ANY AND ALL OUTSTANDING
                     9 1/2% FIRST MORTGAGE NOTES DUE 2008
               (PRINCIPAL AMOUNT $1,000 PER FIRST MORTGAGE NOTE)

                                      OF

                            BAYOU STEEL CORPORATION

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 9 1/2% First Mortgage Notes due 2008 (the "Old First Mortgage Notes") are not immediately available, (ii) Old First Mortgage Notes, the Letter of Transmittal and all other required documents cannot be delivered to First National Bank of Commerce (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Exchange Offer Procedures" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old First Mortgage Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to Old First Mortgage Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:

                        First National Bank of Commerce

      In New York:                 By Hand                By Registered or
                              Delivery/Overnight           Certified Mail:
                                  Delivery:
 First National Bank of      First National Bank of     First National Bank of
        Commerce                    Commerce                  Commerce
 c/o First Chicago Trust    Corporate Trust Services  Corporate Trust Services
         Company                   Department                Department
   14 Wall Street, 8th        210 Baronne Street,          P.O. Box 60030
    Floor, Suite 4607            Basement Level        New Orleans, Louisiana
New York, New York 10002     New Orleans, Louisiana          70160-0030
                                     70112                Attn:  Teri Lucas
                              Attn:  Teri Lucas

                                Via Facsimile:
                                (504) 623-1095

                             Confirm by telephone:
                                (504) 623-7579

                             For Information Call:
                                (504) 623-1640

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Bayou Steel Corporation, a Delaware company (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated      , 1998 (as the same may be amended or
supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old First Mortgage Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Exchange Offer Procedures."

  The undersigned understands and acknowledges that the Exchange Offer will
expire at 5:00 p.m., New York City time, on               , 1998, unless
extended by the Company. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

               DESCRIPTION OF OLD FIRST MORTGAGE NOTES TENDERED

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
CERTIFICATE NUMBER(S) (IF KNOWN)
 OF OLD FIRST MORTGAGE NOTES OR   AGGREGATE PRINCIPAL AMOUNT
  ACCOUNT NUMBER AT THE BOOK-           REPRESENTED BY
    ENTRY TRANSFER FACILITY        OLD FIRST MORTGAGE NOTES  PRINCIPAL AMOUNT TENDERED
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

                                                  TOTAL:
-------------------------------------------------------------------------------

                           PLEASE SIGN AND COMPLETE
-------------------------------------------------------------------------------
 Signature(s): _____________________
                                       Name(s): ____________________________
 ___________________________________   _____________________________________
 Address: __________________________   Capacity (full title), if signing in
 ___________________________________   a representative capacity: __________
                         (Zip Code)

 Area Code and Telephone Number:       Taxpayer Identification or Social
 ___________________________________   Security Number: ____________________
 Dated: ____________________________
-------------------------------------------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old First Mortgage Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old First Mortgage Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old First Mortgage Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                                          _____________________________________
                                                     (Name of Firm)

                                          Sign here: __________________________
                                                 (Authorized Signature)

                                          Name: _______________________________
                                                 (Please type or print)

                                          Title: ______________________________

                                          _____________________________________
                                            (Area Code and Telephone Number)

                                          _____________________________________

                                          _____________________________________
Dated: ________________________, 1998     Address _____________________ Zip Code


NOTE: DO NOT SEND CERTIFICATES FOR OLD FIRST MORTGAGE NOTES WITH THIS FORM. CERTIFICATES FOR OLD FIRST MORTGAGE NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.